EXHIBIT 99.1

BlackLine Announces the Planned Retirement of Chief Financial Officer and Names Successor

Patrick Villanova, Chief Accounting Officer, to Succeed Mark Partin

LOS ANGELES, Nov. 07, 2024 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced that after nearly 10 years as BlackLine’s Chief Financial Officer, Mark Partin has decided to retire, effective March 1, 2025. Patrick Villanova, BlackLine’s Chief Accounting Officer, will succeed Mr. Partin as Chief Financial Officer, effective March 1, 2025.

Mr. Villanova is a seasoned finance leader, with over 25 years of experience. He joined the Company in 2015 and has been instrumental in driving BlackLine's success, including serving as Principal Accounting Officer during the company's successful IPO in 2016. Most recently, Mr. Villanova has served as BlackLine’s Chief Accounting Officer, a position he has held since 2019. As CAO he spearheaded the completion of two convertible note offerings and worked closely on the acquisition process and financial integration efforts of three different BlackLine acquisitions. He has a deep understanding of the BlackLine platform and technology and has worked closely with all functions of the business including accounting, finance, sales, and marketing. Prior to joining BlackLine, Mr. Villanova spent nearly 16 years at PricewaterhouseCoopers, where he developed expertise in financial planning, analysis, and corporate development.

"On behalf of the Board of Directors and our executive leadership team, I want to thank Mark for his unwavering commitment to BlackLine and outstanding leadership over the past nine years. His contributions to the Company have been immense and we wish him the best in his well-deserved retirement,” said Therese Tucker, Co-CEO and Founder of BlackLine.

“As we recognize Mark’s tremendous efforts on behalf of BlackLine, our customers and our investors, we’re incredibly pleased that Patrick, who Mark helped identify and develop as his successor, will step into the role of CFO. Throughout his time at BlackLine, Patrick has proven to be a highly effective leader – and, importantly, he has a tremendous background in accounting and finance. He is ready to step into this role as we seek to accelerate our growth and we look forward to continued success under his leadership,” said Owen Ryan, Co-CEO and Chairman of BlackLine.

“I could not be more proud of everything that the BlackLine team has accomplished during my tenure,” said Mr. Partin. “Having worked with Patrick for nearly a decade, I believe he is the right person for the job. The Board, the rest of the executive team and I have high confidence in his abilities as a finance professional and as a leader of teams. I am excited to help him transition into the role and am confident BlackLine will continue to execute on its long-term strategy to address the needs of the Office of the CFO and build on our momentum under his leadership.”

“I am excited and honored to be named BlackLine’s next CFO,” said Mr. Villanova. “Since I joined BlackLine in 2015, the Company has gone through a period of immense growth and change. What has been constant is our steadfast commitment to innovation as we strengthen our market leading position within the office of the CFO. I look forward to serving as BlackLine’s CFO through the next phase of our Company’s growth.”

About BlackLine

BlackLine (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations.

BlackLine’s comprehensive platform addresses mission-critical processes, including record-to-report and invoice-to-cash, enabling unified and accurate data, streamlined and optimized processes, and real-time insight through visibility, automation, and AI. BlackLine’s proven, collaborative approach ensures continuous transformation, delivering immediate impact and sustained value. With a proven track record of innovation, industry-leading R&D investment, and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans, strategies and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and develop, release and sell new features and solutions; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K. Additional information will also be set forth in our Quarterly Reports on Form 10-Q.

Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media Contact:
Samantha Darilek
samantha.darilek@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com